Exhibit 4.1

ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 HOLLY GRONER 931-490-7660 APRIL 24, 2012 TIM WE, SGPS S.A. WO-5355 FACE Operator: jkc NEW COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, this proof process is different from offset printing. It is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: �� OK AS IS �� OK WITH CHANGES �� MAKE CHANGES AND SEND ANOTHER PROOF COLORS SELECTED FOR PRINTING: Intaglio prints in SC-13 RED. Prints in colors Black, PMS 2925. NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD. COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (Brooklyn, NY) TRANSFER AGENT AND REGISTRAR BY: AUTHORIZED SIGNATURE SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 616348 10 8 transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of the certificate properly endorsed. Witness the facsimile signature of the Corporation’s duly authorized officer. Dated: Chief Executive Officer NUMBER SHARES Título de Acções da sociedade comercial anónima Sede: Avenida Infante Santo, número dois, letra “H”, terceiro andar, freguesia de Prazeres, concelho de Lisboa. Capital Social: €1.500.000,00 Pessoa Colectiva nº: 507.523.660 Matriculada na Conservatória do Registo Comercial de Lisboa sob o nº 507.523.660. Constituída por escritura pública, lavrada no cartório Notarial de Carlos Manuel da Silva Almeida, aos 5 de Janeiro de 2006, de fls. 87-89, do livro de notas para escrituras diversas nº 55-A. Aumento do capital social, de €50.000,00 para €2.500.000,00, por escritura pública, lavrada no mesmo cartório, aos 22 de Fevereiro de 2006, de fls. 6-7, do livro de notas para escrituras diversas nº 67-A. Redução do capital social, de €2.500.000,00 para €1.500.000,00, e alteração do valor nominal das acções representativas do capital social da Sociedade, de €5,00 para €0,50, deliberadas pela unanimidade dos accionistas em Assembleia Geral Extraordinária realizada aos 23 de Fevereiro de 2011. Alteração do valor nominal das acções representativas do capital social da Sociedade, de €0,50 para €0,05, deliberada pela unanimidade dos accionistas em Assembleia Geral Extraordinária realizada aos 18 de Abril de 2011. Alteração do valor nominal das acções representativas do capital social da Sociedade, de €0,05 para €0,03, deliberada pela unanimidade dos accionistas em Assembleia Geral Extraordinária realizada aos 14 de Julho de 2011. Valor nominal de cada acção: €0,03 (três cêntimos de euro) Título de [] Acções Ordinárias Acções números: […] a […] Valor Nominal Global: €[] Company Shares Certificate Head Office: Avenida Infante Santo, number 2, letter “H”, third floor, freguesia de Prazeres, Lisbon. Share Capital: €1.500.000,00 Register no.: 507.523.660 Registered at the Company’s Register Office of Lisbon under the no. 507.523.660. Incorporated by public deed at the Notary of Carlos Manuel da Silva Almeida, on January 5, 2006, on sheets 87-89 of the Entry Book no. 55-A. Share capital increase, from €50,000.00 to €2,500,000.00, formalized by public deed, at the same Notary, on sheets 6-7 of the Entry Book no. 67-A. Decrease of share capital, from €2,500,000.00 to €1,500,000.00, and change of the nominal value of the shares comprising the Company’s share capital, from €5.00 to €0.50, by unanimous resolution of the Company’s shareholders, at the Extraordinary General Meeting held on February 23, 2011. Change of the nominal value of the shares comprising the Company’s share capital, from €0.50 to €0.05, by unanimous resolution of the Company’s shareholders, at the Extraordinary General Meeting held on April 18, 2011. Change of the nominal value of the shares comprising the Company’s share capital, from €0.05 to €0.03, by unanimous resolution of the Company’s shareholders, at the Extraordinary General Meeting held on July 14, 2011. Nominal value per share: €0.03 (three eurocents) Certificate of []Ordinary Shares Shares numbers: From share no. […] to share no. […]Global Nominal Value: €[] TIM WE - SGPS, S.A.

Additional abbreviations may also be used though not in the above list.

For value received, ______________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

______________________________ Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________

______________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ____________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY **711 ARMSTRONG LANE** **COLUMBIA, TENNESSEE 38401** **(931) 388-3003**	APRIL 24, 2012 **TIM WE, SGPS S.A.** **WO-5355 BACK**
HOLLY GRONER 931-490-7660	Operator: jkc
	NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ☐ OK AS IS ☐ OK WITH CHANGES ☐ MAKE CHANGES AND SEND ANOTHER PROOF

NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD.